Exhibit 99

     For additional information contact: Benno Sand-Investor and Financial Media 952.448.8936
FSI International, Inc. Announces First Quarter Fiscal 2010 Financial Results
First quarter orders increase 27 percent from fourth quarter fiscal 2009 level as microelectronics industry conditions improve
     MINNEAPOLIS (Dec. 22, 2009) — FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for its fiscal 2010 first quarter ended November 28, 2009.
First Quarter Financial Results
     First quarter fiscal 2010 sales increased 19 percent to $14.6 million, as compared to $12.2 million for the same period of fiscal 2009. The Company’s net loss for the first quarter of fiscal 2010 was $55,000, or $0.00 per share, compared to net loss of $5.3 million, or $0.17 per share for the first quarter last year.
     Orders for the first quarter of fiscal 2010 increased 27 percent to $18.7 million, as compared to $14.7 million in the fourth quarter of fiscal 2009 and increased 65 percent from the $11.3 million first quarter fiscal 2009 level.
     “Worldwide quarterly orders, as reported by Semiconductor Equipment and Materials International, in the market segments that the Company’s products serve have increased sequentially for the past two quarters,” said Don Mitchell, FSI chairman and chief executive officer. “We expect industry order levels to improve in calendar 2010 as memory manufacturers invest in added capacity.”* With an expected increase in orders, we anticipate improved financial performance in fiscal 2010 as the leverage created by our fiscal 2009 restructuring activities is realized,” concluded Mitchell.*
Balance Sheet
     On November 28, 2009, the Company maintained a strong balance sheet with approximately $65.4 million in assets, including $9.8 million in cash, restricted cash, cash equivalents and long-term marketable securities. At the end of the first quarter, the Company had a current ratio of 3.1 to 1.0 and a book value of $1.60 per share.
Company Outlook
     Fiscal 2010 second quarter orders are expected to be between $20 and $23 million.* Based on the backlog and deferred revenue levels at the end of the first quarter and anticipated second quarter orders, the Company expects second quarter fiscal 2010 revenues to be between $18 and $20 million.* A portion of the expected revenue is subject to the receipt of purchase orders, shipments and the recognition of revenue occurring in the quarter.
     Based upon the anticipated gross profit margin and the benefit from current and prior quarter cost reductions, the Company expects to report between a $500,000 and $1.5 million net income for the second quarter of fiscal 2010.*
     The Company expects to be cash flow neutral from operating activities in the second quarter and depreciation is expected to be between $600,000 and $700,000 in the second quarter.*
Conference Call Details

     FSI investors have the opportunity to listen to management’s discussion of its financial results on a conference call at 3:30 p.m. CT today. The Company invites all those interested to join the call by dialing 888.606.5720 and entering access code 6637389. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing 800.947.5189.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and cryokinetic technologies, customers are able to achieve their process performance flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com, or call Benno Sand, 952.448.8936.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to an expected increase in orders and anticipate improved financial performance in fiscal 2010 and expected orders, expected revenues, expected financial results, expected cash flow, expected depreciation other expected financial performance for the second quarter of fiscal 2010. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; and the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the Company presently holds; as well as other factors listed herein or from time to time in the Company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The Company assumes no duty to update the information in this press release.

FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	First Quarter Ended
	Nov. 28,	Nov. 29,
	2009	2008
Sales	$14,617	$12,244
Cost of goods sold	8,050	7,617

Gross margin	6,567	4,627

Selling, general and administrative expenses	3,795	5,657
Research and development expenses	2,756	4,393

Operating income (loss)	16	(5,423)
Interest and other (expense) income, net	(55)	95

Loss before income taxes	(39)	(5,328)
Income tax	16	(11)

Net loss	$(55)	$(5,317)

Net loss per share — basic	$0.00	$(0.17)

Net loss per share — diluted	$0.00	$(0.17)

Weighted average common shares
Basic	31,636	30,839
Diluted	31,636	30,839
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Nov. 28,	Aug. 29,
	2009	2009
Assets

Current assets
Cash, restricted cash and cash equivalents	$5,321	$7,578
Receivables, net	12,049	8,697
Inventories	22,064	21,171
Other current assets	4,551	4,334

Total current assets	43,985	41,780

Property, plant and equipment, net	14,809	15,147

Marketable securities	4,458	4,458
Investment	460	460
Other assets	1,674	1,840

Total assets	$65,386	$63,685

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$5,129	$3,170
Deferred profit*	2,458	2,362
Customer deposits	—	12
Accrued expenses	6,679	6,972

Total current liabilities	14,266	12,516

Long-term accrued expenses	555	512

Total stockholders’ equity	50,565	50,657

Total liabilities and stockholders’ equity	$65,386	$63,685

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	First Quarter Ended
	Nov. 28,	Nov. 29,
	2009	2008
Sales by Area

United States	46%	24%
International	54%	76%

Cash Flow Statement

Capital expenditures	$353	$5
Depreciation	$691	$937
Amortization	$—	$61

Miscellaneous Data

Total employees, including contract	270	357
Book value per share	$1.60	$2.03
Shares outstanding	31,636	30,839
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